United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 20, 2014

Date of Report (date of earliest event reported)

Fox Factory Holding Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)

(831) 274-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Fox Factory Holding Corp.

Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On February 24, 2014, Fox Factory Holding Corp. (“FOX” or the “Company”) announced that the board of directors of the Company has promoted the following people to the following offices:

•	Mario Galasso as President – Business Divisions (a newly created position);

•	John Boulton as Senior Vice President – Office of Strategic Business Development (a newly created department); and

•	Bill Katherman as Senior Vice President – Global Operations.

In addition, the Company’s management promoted John Blocher to the position of Vice President & Corporate Controller. A copy of the Company’s press release announcing such appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Prior to his new appointment, Mr. Galasso, age 48, served as the Company’s Senior Vice President – Business Units since January 2013. Prior to that, Mr. Galasso served as the Corporate Senior Vice President from January 2012 to January 2013 and Vice President and General Manager – Bicycle Division from 2003 to January 2012. Mr. Galasso earned a BSME in Engineering from Worcester Polytechnic Institute in 1988. There were no arrangements or understandings between Mr. Galasso and any other persons pursuant to which he was selected an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to his new appointment, Mr. Boulton, age 51, served as the Company’s Senior Vice President – Global Operations since January 2011. Prior to joining the Company, Mr. Boulton served as Vice President, Operations, of Utilimaster Corporation, a producer of walk-in vans and delivery trucks, from 2007 to 2010. From 1985 to 2004, Mr. Boulton worked for the General Electric Company in a series of management roles, most recently as the Vice President of Operations for Fleet Services, GE Capital. Mr. Boulton earned a BSEE in Electrical Engineering from Reading College of Technology in 1983. There were no arrangements or understandings between Mr. Boulton and any other persons pursuant to which he was selected an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to his new appointment, Mr. Katherman, age 55, served as the Company’s Vice President – Supply Chain since September 2012. Prior to joining the Company, Mr. Katherman served as Managing Director of Cisco Systems Video Technology, a producer of Cable Television Set-top Boxes, based in Shanghai, China from 2009 to 2012. From 1996 to 2008, Mr. Katherman served in various management roles, including Vice President and Managing Director of Asia Operations, based in Shanghai, China for Scientific-Atlanta, Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment. Mr. Katherman is a graduate of General Electric’s Financial Management Program and earned a BS in Business Administration from the University of Kansas in 1980. There were no arrangements or understandings between Mr. Katherman and any other persons pursuant to which he was selected an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with Mr. Katherman’s new appointment, the Company and Mr. Katherman entered into an Employment Agreement providing for a base salary, incentive compensation benefits, and severance benefits, as summarized below.

In connection with the Mr. Katherman’s appointment as Senior Vice President – Global Operations, as described above, the Company and Mr. Katherman entered into an Employment Agreement. The Employment Agreement provides for a base salary of Mr. Katherman of $250,000. Mr. Katherman is eligible to receive a bonus ranging from 0% to 42% of his annual base salary based on our achievement of certain EBITDA targets as provided for in the Employment Agreement. Mr. Katherman is also eligible to receive a bonus ranging from 0% to 18% of his annual base salary based on his achievement of individual performance measures. Further, Mr. Katherman is eligible to receive, and will be nominated to receive, 15,000 Restricted Stock Units (RSUs) this year, and 30,000 RSUs next year, in accordance with the Company’s 2013 Omnibus Plan. In addition to base salary, performance bonuses and RSUs, the Employment Agreement provides for paid time off and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers.

Mr. Katherman’s Employment Agreement also provides him with certain payments and benefits upon termination of his employment under certain circumstances. Specifically, under the terms of the Employment Agreement, in the event that he resigns without “Good Reason” (as defined in the Employment Agreement), or his employment terminates due to mutual agreement, death, disability, or for “Cause” (as defined in the Employment Agreement), Mr. Katherman would be entitled to receive the following payments and compensation: (i) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation, and (ii) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation. In addition, in the event of termination of Mr. Katherman’s employment due to his death or disability, he would also be entitled to receive a pro rata lump sum cash payment of his performance bonus (which he would have earned under the Employment Agreement if employed for the entire fiscal year in which such termination occurs, and payable during the year the applicable audited financial statements become available). In the event Mr. Katherman’s employment is terminated for any reason other than death, disability, or for “Cause,” or if Mr. Katherman resigns for “Good Reason,” he would be entitled, provided he executes a release in favor of the Company, to receive the following payments and compensation: (i) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation; (ii) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation; (iii) severance in an amount equal to his annual base salary as of the date of termination, unless his base salary was reduced in such a way as to trigger a “Good Reason” resignation, in which case the severance amount will be equal to his annual base salary prior to such reduction, provided that such severance amount is greater than his base salary at termination, payable in 12 substantially equal payments following execution of a release; (iv) a pro rata payment of his performance bonus (which he would have earned under employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available); and (v) continued Company sharing in the cost of health care insurance during the period Mr. Katherman receives severance.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

99.1	Copy of press release issued by Fox Factory Holding Corp. on February 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date: February 24, 2014	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

99.1	Text of press release issued by Fox Factory Holding Corp. on February 24, 2014.